Exhibit 99.1

Tesoro Logistics LP Reports First Quarter 2013 Results

SAN ANTONIO - May 6, 2013 - Tesoro Logistics LP (NYSE: TLLP) ("TLLP" or the "Partnership") today reported first quarter 2013 net income of $18.7 million, or $0.40 per diluted common limited partner unit.

Distributable cash flow for the first quarter was $23.0 million. Excluding results of $0.5 million reported by the predecessor on assets before we acquired them during the fourth quarter, distributable cash flow was up $3.4 million quarter over quarter. On April 18, 2013, the Partnership announced its quarterly cash distribution of $24.0 million, or $0.49 per limited partnership unit, or $1.96 on an annualized basis. This distribution represents a four percent increase over the quarterly distribution of $0.4725 per unit ($1.89 per unit on an annualized basis) paid in February 2013 and a thirty percent increase over the first quarter 2012 distribution paid in May 2012.

"Through our solid operating performance in the first quarter, we achieved record throughput on the High Plains pipeline, grew our proprietary trucking fleet and increased terminalling throughput," said Greg Goff, TLLP's Chairman and Chief Executive Officer. "Additionally, demonstrating our commitment to our organic growth strategy, today we are announcing the next phase of expansion plans for the High Plains System. The expansion will enable us to capitalize on the rapid production increases of Bakken crude oil and evolving export opportunities, increasing our presence in the region and positioning ourselves for future growth."

First Quarter 2013 Highlights

Revenues for the first quarter totaled $51.6 million which were up $3.9 million from the prior quarter primarily driven by a full quarter of operations at the Anacortes Rail Facility, as well as increased utilization of the Long Beach terminal. Additionally, revenues within the Crude Oil Gathering segment were up quarter over quarter as a result of increased throughput for third-party shippers on the High Plains pipeline.

Operating and maintenance expenses for the first quarter were $17.1 million. Excluding predecessor expenses of $0.5 million from the fourth quarter 2012, operating and maintenance expenses were down $0.6 million for the quarter primarily due to the efficiencies gained from the continued expansion of our proprietary trucking fleet.

General and administrative expenses for the first quarter include $2.2 million of transaction costs, primarily related to the announced acquisition of the Chevron Northwest Products System. The acquisition is under regulatory review and the current expectation is that the transaction will close before the end of the second quarter.

The resulting EBITDA for the first quarter was $28.3 million, or $30.5 million excluding transaction costs versus fourth quarter EBITDA of $26.9 million excluding predecessor results of $0.5 million and transaction costs of $1.2 million.

On January 4, 2013, TLLP amended its revolving credit facility expanding total available capacity from $300 million to $500 million and allowing TLLP to request that the availability be increased up to $650 million, subject to receiving increased commitments from the lenders. The Partnership ended the quarter undrawn on this credit facility.

On January 14, 2013, TLLP closed a public offering of 9,775,000 common units at an offering price of $41.70 per unit, which included a 1,275,000 unit over-allotment option that was exercised by the underwriters. The Partnership expects to use net proceeds from the offering, totaling approximately $392 million, to fund a portion of the consideration for the announced acquisition of the Chevron Northwest Products System.

On March 28, 2013, TLLP entered into amendments to the asset sale and purchase agreements dated as of December 6, 2012 associated with the announced acquisition of the Chevron Northwest Products System. The amendments extend the transaction closing date from April 1, 2013 to June 1, 2013.

Organic Growth Strategy Update

Consistent with our organic growth strategy, Tesoro Logistics today announced the next phase of growth on the High Plains System. The new project will reverse a key section of the High Plains pipeline to move growing production of crude oil from southern counties of North Dakota to key rail and take-away pipeline destinations to the north. Total spending on this project is expected to be $35 million, $20 million of which is expected to be spent in 2013. The Partnership expects to grow throughput on the northbound segment by 50,000 to 75,000 barrels per day, generating an estimated $10 million to $15 million of annual EBITDA beginning in mid-2014. Additionally, the Partnership announced the development of a significant storage hub in the area of Tioga, North Dakota.  This strategically located facility will allow TLLP to meet the growing crude oil storage demand in the area, providing customers ready access to nearby export facilities through connections on the High Plains pipeline. The majority of the expansion capital spend on this project is included within our initial 2013 capital plan.

Public Invited to Listen to Analyst Conference Call
At 7:30 a.m. CDT on May 7, 2013, TLLP will broadcast, live, its conference call with analysts regarding first quarter 2013 and other business matters. Interested parties may listen to the live conference call over the Internet by logging on to http://www.tesorologistics.com.

About Tesoro Logistics LP
Tesoro Logistics LP, headquartered in San Antonio, Texas, is a fee-based, growth-oriented Delaware limited partnership formed by Tesoro Corporation to own, operate, develop and acquire crude oil and refined products logistics assets.

This earnings release contains certain statements that are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, concerning expected future crude oil production and export opportunities; the use of public offering proceeds to fund a portion of the Chevron Northwest Products System; and projects associated with our organic growth strategy, increased throughput volume as a result of the High Plains pipeline expansion and our expectations about annual EBITDA. For more information concerning factors that could affect these statements see our annual report on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof.

Contact:
Investors:
Louie Rubiola, Director, Investor Relations, (210) 626-4355

Media:
Tesoro Media Relations, media@tsocorp.com, (210) 626-7702

Results of Operations (Unaudited)

Factors Affecting Comparability

The financial information contained herein of Tesoro Logistics LP ("TLLP" or the "Partnership") for the three months ended March 31, 2012 has been retrospectively adjusted to include the historical results of the Martinez crude oil marine terminal assets (collectively, the "Martinez Crude Oil Marine Terminal"), the Long Beach marine terminal assets and related short-haul pipelines, including the Los Angeles short-haul pipelines (collectively, the "Long Beach Assets") and the Anacortes rail car unloading facility assets (collectively, the "Anacortes Rail Facility") prior to their acquisitions. We refer to the historical results of the Martinez Crude Oil Marine Terminal, the Long Beach Assets and the Anacortes Rail Facility prior to the acquisition dates collectively as our "Predecessors." The results of the Predecessors are included in the Terminalling, Transportation and Storage segment.

Our Predecessors generally recognized only the costs and did not record revenue associated for transactions with Tesoro in the Terminalling, Transportation and Storage segment prior to the acquisitions. Accordingly, the revenues in our Predecessors' historical combined financial statements relate only to amounts received from third parties for these services. Affiliate revenues have been recorded for all of our assets in the Terminalling, Transportation and Storage segment subsequent to the commencement of the commercial agreements with Tesoro upon completion of the acquisitions from Tesoro.  As a result, the information included in the following tables is not comparable on a year-over-year basis.

TESORO LOGISTICS LP
RESULTS OF OPERATIONS
(Unaudited)
(In thousands, except units and per unit amounts)

	Three Months Ended March 31,
	2013	2012
REVENUES		(includes Predecessors)
Crude Oil Gathering	$21,691	$14,102
Terminalling, Transportation and Storage (a)	29,931	14,161
Total Revenues	51,622	28,263
COSTS AND EXPENSES
Operating and maintenance expenses	17,065	13,086
Depreciation and amortization expenses	4,081	2,811
General and administrative expenses (a)	6,053	3,575
Loss on asset disposals	164	236
Total Costs and Expenses	27,363	19,708
OPERATING INCOME	24,259	8,555
Interest and financing costs, net	(5,604)	(511)
Interest income	23	—
NET INCOME	18,678	8,044
Loss attributable to Predecessors	—	3,512
Net income attributable to partners	18,678	11,556
General partner's interest in net income, including incentive distribution rights	(1,536)	(230)
Limited partners' interest in net income	$17,142	$11,326

Net income per limited partner unit:
Common - basic and diluted	$0.40	$0.37
Subordinated - basic and diluted	$0.37	$0.37

Weighted average limited partner units outstanding:
Common units - basic	28,861,234	15,254,890
Common units - diluted	28,929,128	15,297,023
Subordinated units - basic and diluted	15,254,890	15,254,890

Cash distributions per unit	$0.4900	$0.3775

TESORO LOGISTICS LP
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2013	2012
Reconciliation of EBITDA and Distributable Cash Flow to Net Income:		(includes Predecessors)
Net income	$18,678	$8,044
Depreciation and amortization expenses	4,081	2,811
Interest and financing costs, net	5,604	511
Interest income	(23)	—
EBITDA (b)	$28,340	$11,366
Maintenance capital expenditures (c)	(1,896)	(1,064)
Interest and financing costs, net	(5,604)	(511)
Reimbursement for maintenance capital expenditures (c)	1,183	—
Non-cash unit-based compensation expense	430	378
Loss on asset disposals	164	236
Change in deferred revenue related to shortfall payments	(101)	—
Change in other deferred revenue	484	—
Interest income	23	—
Distributable Cash Flow (b) (d)	$23,023	$10,405

Reconciliation of EBITDA to Net Cash from Operating Activities:
Net cash from operating activities	$29,704	$14,581
Changes in assets and liabilities	(5,923)	(2,953)
Amortization of debt issuance costs	(416)	(159)
Unit-based compensation expense	(442)	(378)
Loss on asset disposals	(164)	(236)
Interest income	(23)	—
Interest and financing costs, net	5,604	511
EBITDA (b)	$28,340	$11,366

TESORO LOGISTICS LP
SELECTED OPERATING SEGMENT DATA
(Unaudited)
(In thousands, except barrel and per barrel amounts)

	Three Months Ended March 31,
	2013	2012
OPERATING SEGMENTS		(includes Predecessors)
CRUDE OIL GATHERING
Pipeline:
Pipeline revenues	$9,441	$7,412
Pipeline throughput (barrels per day ("bpd")) (e)	82,357	59,744
Average pipeline revenue per barrel (f)	$1.27	$1.36
Trucking:
Trucking revenues	$12,250	$6,690
Trucking volume (bpd)	44,925	25,364
Average trucking revenue per barrel (f)	$3.03	$2.90
Total Revenues	21,691	14,102
Costs and Expenses:
Operating and maintenance expenses	10,964	6,844
Depreciation and amortization expenses	1,006	783
General and administrative expenses	694	711
Total Costs and Expenses	12,664	8,338
CRUDE OIL GATHERING SEGMENT OPERATING INCOME	$9,027	$5,764

TERMINALLING, TRANSPORTATION AND STORAGE
Terminalling:
Terminalling revenues (a)	$26,543	$11,214
Terminalling throughput (bpd) (g)	395,868	257,286
Average terminalling revenue per barrel (f)	$0.75	$0.48
Pipeline transportation:
Pipeline transportation revenues (a)	$2,007	$1,608
Pipeline transportation throughput (bpd)	91,903	90,656
Average pipeline transportation revenue per barrel (f)	$0.24	$0.19
Storage:
Storage revenues	$1,381	$1,339
Storage capacity reserved (shell capacity barrels)	878,000	878,000
Storage revenue per barrel on shell capacity (per month) (f)	$0.52	$0.51
Total Revenues	29,931	14,161
Costs and Expenses:
Operating and maintenance expenses	6,101	6,242
Depreciation and amortization expenses	3,075	2,028
General and administrative expenses (a)	1,042	705
Loss on asset disposals	164	236
Total Costs and Expenses	10,382	9,211
TERMINALLING, TRANSPORTATION AND STORAGE SEGMENT OPERATING INCOME	$19,549	$4,950

TESORO LOGISTICS LP
SELECTED FINANCIAL DATA
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2013	2012
Capital Expenditures		(includes Predecessors)
Expansion	$8,340	$11,918
Maintenance (c)	1,896	1,064
Total Capital Expenditures	$10,236	$12,982

	Three Months Ended March 31,
	2013	2012
General and Administrative Expenses		(includes Predecessors)
Crude Oil Gathering	$694	$711
Terminalling, Transportation and Storage	1,042	705
Unallocated	4,317	2,159
Total General and Administrative Expenses	$6,053	$3,575

TESORO LOGISTICS LP
BALANCE SHEET DATA
(Unaudited)
(In thousands)

	March 31, 2013	December 31, 2012
Cash and cash equivalents	$415,450	$19,290
Total Assets	771,405	363,178
Debt	357,517	353,922
Total Equity (Deficit)	379,154	(18,123)
Working Capital	400,448	11,091

TESORO LOGISTICS LP
RECONCILIATION OF PARTNERSHIP AND PREDECESSORS (b)
RESULTS OF OPERATIONS
(Unaudited)
(In thousands)

	Tesoro Logistics LP (Partnership)	Predecessors	Three Months Ended December 31, 2012
REVENUES
Crude Oil Gathering	$21,410	$—	$21,410
Terminalling, Transportation and Storage (a)	26,328	—	26,328
Total Revenues	47,738	—	47,738
COSTS AND EXPENSES
Operating and maintenance expenses	17,621	470	18,091
Depreciation and amortization expenses	3,534	400	3,934
General and administrative expenses (a)	4,149	6	4,155
Loss on asset disposals	278	—	278
Total Costs and Expenses	25,582	876	26,458
OPERATING INCOME (LOSS)	22,156	(876)	21,280
Interest and financing costs, net	(5,632)	—	(5,632)
Interest income	48	—	48
NET INCOME (LOSS)	16,572	(876)	15,696
Loss attributable to Predecessors	—	876	876
Net income attributable to partners	$16,572	$—	$16,572

TESORO LOGISTICS LP
RECONCILIATION OF PARTNERSHIP AND PREDECESSORS (b)
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited)
(In thousands)

	Tesoro Logistics LP (Partnership)	Predecessors	Three Months Ended December 31, 2012
Reconciliation of EBITDA and Distributable Cash Flow to Net Income (Loss):
Net income (loss)	$16,572	$(876)	$15,696
Depreciation and amortization expenses	3,534	400	3,934
Interest and financing costs, net	5,632	—	5,632
Interest income	(48)	—	(48)
EBITDA (b)	$25,690	$(476)	$25,214
Maintenance capital expenditures (c)	(3,794)	—	(3,794)
Interest and financing costs, net	(5,632)	—	(5,632)
Reimbursement for maintenance capital expenditures (c)	3,241	—	3,241
Non-cash unit-based compensation expense	328	—	328
Loss on asset disposals	278	—	278
Change in deferred revenue related to shortfall payments	130	—	130
Interest income	48	—	48
Other reimbursements	(703)	—	(703)
Distributable Cash Flow (b)	$19,586	$(476)	$19,110

Reconciliation of EBITDA to Net Cash from (used in) Operating Activities:
Net cash from (used in) operating activities	$23,666	$168	$23,834
Changes in assets and liabilities	(2,471)	(644)	(3,115)
Amortization of debt issuance costs	(483)	—	(483)
Unit-based compensation expense	(328)	—	(328)
Loss on asset disposals	(278)	—	(278)
Interest income	(48)	—	(48)
Interest and financing costs, net	5,632	—	5,632
EBITDA (b)	$25,690	$(476)	$25,214

TESORO LOGISTICS LP
RECONCILIATION OF FORECASTED EBITDA TO AMOUNTS UNDER U.S. GAAP
(Unaudited)
(In millions)

	High Plains Pipeline Reversal Project Full Year Range
Reconciliation of Forecasted EBITDA to Forecasted Net Income:
Forecasted Net income	$8.0	$13.0
Depreciation and amortization expenses	2.0	2.0
Interest and financing costs, net	—	—
Forecasted EBITDA (b)	$10.0	$15.0

Anacortes Rail Unloading Facility Full Year 2013
Reconciliation of Forecasted EBITDA to Forecasted Net Income:
Forecasted Net income	$15.0
Depreciation and amortization expenses	3.0
Interest and financing costs, net	—
Forecasted EBITDA (b)	$18.0

Full Year 2013 Excluding Announced Acquisitions
Reconciliation of Forecasted EBITDA to Forecasted Net Income:
Forecasted Net income	$101.0
Depreciation and amortization expenses	17.5
Interest and financing costs, net	21.5
Forecasted EBITDA (b)	$140.0

Chevron Northwest Products System Twelve Months Post-Closing
Reconciliation of Forecasted EBITDA to Forecasted Net Income:
Forecasted Net income	$3.0
Depreciation and amortization expenses	18.0
Interest and financing costs, net (h)	12.0
Forecasted EBITDA (b)	$33.0

_____________

(a)
See discussion of the factors affecting comparability noted on page 3. The Partnership's results of operations may not be comparable to the Predecessors' historical results of operations for the reasons described below:

•    Revenues - There are differences in the way our Predecessors recorded revenues and the way the Partnership records revenues after completion of the acquisitions of the Martinez Crude Oil Marine Terminal, the Long Beach Assets and the Anacortes Rail Facility as discussed under "Factors Affecting Comparability."
•General and Administrative Expenses - Our Predecessor's general and administrative expenses include direct charges for the management and operation of our logistics assets and certain expenses allocated by Tesoro for general corporate services, such as treasury, accounting and legal services. These expenses were charged, or allocated, to our Predecessors based on the nature of the expenses.

(b)
We define earnings before interest, income taxes, depreciation and amortization expenses ("EBITDA") as net income before depreciation and amortization expenses, net interest and financing costs and interest income. We define distributable cash flow as EBITDA less maintenance capital expenditures and net interest and financing costs, plus reimbursement by Tesoro for certain maintenance capital expenditures, non-cash unit-based compensation expense, loss on asset disposals,interest income and the change in deferred revenue. EBITDA and distributable cash flow are not measures prescribed by U.S. GAAP ("non-GAAP") but are supplemental financial measures that are used by management and may be used by external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects, and the returns on investment of various investment opportunities.
We believe that the presentation of EBITDA will provide useful information to investors in assessing our financial condition and results of operations. The U.S. GAAP measures most directly comparable to EBITDA are net income and net cash from operating activities. EBITDA should not be considered as an alternative to U.S. GAAP net income or net cash from operating activities. EBITDA has important limitations as an analytical tool, because it excludes some, but not all, items that affect net income and net cash from operating activities.
We believe that the presentation of distributable cash flow will provide useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance, as it provides investors an enhanced perspective of the operating performance of our assets and the cash our business is generating. The U.S. GAAP measure most directly comparable to distributable cash flow is net income.
We also include our results of operations and capital expenditures excluding the results of our Predecessors. We believe that the presentation of our results of operations and capital expenditures excluding results of our Predecessors will provide useful information to investors in assessing our financial condition, results of operations and capital spending.
These non-GAAP financial metrics should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Our definitions of these non-GAAP financial metrics may not be comparable to similarly titled measures of other companies, because they may be defined differently by other companies in our industry, thereby limiting their utility.

(c)	Maintenance capital expenditures include expenditures required to maintain equipment, ensure the reliability, integrity and safety of our tankage and pipelines and address environmental regulations.

(d)	Certain prior year balances have been aggregated or disaggregated in order to conform to current year presentation.
(e)    Also includes barrels that were gathered and then delivered into our High Plains Pipeline by truck.

(f)
Management uses average revenue per barrel and storage revenue per barrel on shell capacity to evaluate performance and compare profitability to other companies in the industry. There are a variety of ways to calculate average revenue per barrel; different companies may calculate it in different ways. We calculate average revenue per barrel as revenue divided by the number of days in the period divided by throughput (bpd). We calculate storage revenue per barrel on shell capacity as revenue divided by number of months in the period divided by shell capacity barrels. Investors and analysts use this financial measure to help analyze and compare companies in the industry on the basis of operating performance. These financial measures should not be considered as an alternative to segment operating income, revenues and operating expenses or any other measure of financial performance presented in accordance with U.S. GAAP.

(g)
Terminalling throughput volumes were higher in the three months ended March 31, 2013 primarily as a result of the completion of the Anacortes Rail Facility in September 2012 and lower volumes in the three months ended March 31, 2012 due to a turnaround at Tesoro's Martinez refinery.

(h)	Forecasted net interest and financing costs associated with the Chevron Northwest Products System acquisition assumes an equal split of debt and equity financing.